UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 29, 2021

Seer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Suite 102
Redwood City, California 94065
(Address of principal executive offices, including zip code)

650-453-0000 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEER	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 – Results of Operations and Financial Condition.

On March 29, 2021, Seer, Inc. (the "Company") issued a press release (the “Press Release”) announcing results for the quarter ended December 31, 2020. A copy of the Press Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information under Item 2.02 in this current report on Form 8-K and the related information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release dated March 29, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.

March 29, 2021	By:	/s/ David Horn
David Horn
Chief Financial Officer

Ex. 99.1

Seer Reports Fourth Quarter and Full Year 2020 Financial Results and Fuels Commercial Progress in 2021 with New Collaborators and Partnerships
Added Salk Institute as collaboration customer and SCIEX as new commercial partner

REDWOOD CITY, Calif. March 29, 2021 – Seer, Inc. (Nasdaq: SEER), a life sciences company commercializing a disruptive new platform for proteomics, today reported financial results for the quarter and full year ended December 31, 2020.

“I am extremely proud of the progress we have made to date and the enthusiasm in the market surrounding our Proteograph™ Product Suite,” said Omid Farokhzad, Chair and Chief Executive Officer. “Since January, we have brought on two new collaboration customers, signed three commercial agreements, and entered the second phase of our commercialization plan. We, along with our partners and collaborators, have presented exciting data generated from our platform at four different scientific conferences so far this year. The emerging data using the Proteograph Product Suite is giving glimpses of the vast undiscovered proteomic information that only unbiased, deep studies can begin to unlock. Seer is uniquely positioned to transform access to the proteome, empower our customers to make novel discoveries, and enable them to have a profound impact on science and medicine.”

Recent Highlights
•Seen strong progress at our existing collaboration sites with pilot studies underway at OHSU Knight Cancer Institute and the Broad Institute, and the Proteograph Product Suite has been installed at Discovery Life Sciences
•Completed phase one of our commercialization plan with a total of four collaboration customer sites, adding the Salk Institute for Biological Studies
•Transitioned to Limited Release, which is phase two of Seer’s three-phase commercial plan
•Signed a non-exclusive commercial agreement with SCIEX to provide complete end-to-end solutions for unbiased, deep, rapid and large-scale proteomics, building on existing commercial agreements with Thermo Fisher and Bruker
•Appointed Deep Nishar and Mostafa Ronaghi, Ph.D. to our Board of Directors
•Expanded executive team, adding key talent including Marissa Dixon, Chief People Officer, and Elona Kogan, General Counsel
•Strengthened balance sheet with $417.5 million in net proceeds from recent financings, including $314.4 million from our initial public offering and concurrent private placement in December 2020, and $103.1 million from our follow-on offering in February 2021

Fourth Quarter 2020 Financial Results
Revenue was $336,000 for the three months ended December 31, 2020, as compared to $58,000 for the three months ended December 31, 2019. The increase in revenue was driven primarily by completion of a research collaboration study.

Operating expenses were $13.4 million for the fourth quarter of 2020, as compared to $5.5 million for the corresponding prior year period, an increase of 145%. The increase in expenses was the result of a significant increase in employees and associated compensation expense, product development efforts related to our Proteograph Product Suite, and increased costs of becoming a public company.

Net loss was $12.9 million for the fourth quarter of 2020, as compared to $5.1 million for the corresponding prior year period.

Full Year 2020 Financial Results

Revenue for the year ended December 31, 2020 was $656,000, as compared to $116,000 for the year ended December 31, 2019. The increase was due to a Small Business Innovation Research grant awarded by the National Institutes of Health in the third quarter of 2019, which continued through 2020, and the completion of a research collaboration study. Revenue to date has been generated from grant-funded activities and research collaborations with biopharma companies.

Operating expenses were $34.3 million for the year ended December 31, 2020, as compared to $17.0 million for the year ended December 31, 2019, an increase of 102%. The increase was due to greater research and development and general and administrative expenses driven by increased headcount and associated compensation expenses including stock-based compensation, increased product development efforts related to our Proteograph Product Suite and increased costs related to becoming a public company.

Net loss was $32.8 million for the year ended December 31, 2020, as compared to $16.0 million for the year ended December 31, 2019.

Cash, cash equivalents and investments were $431.9 million as of December 31, 2020. This includes $314.4 million of net proceeds from Seer’s IPO and concurrent private placement in December of 2020. Subsequent to year end, Seer completed a follow-on offering in February 2021, raising an additional $103.1 million in net proceeds for the Company.

Webcast Information
Seer will host a conference call to discuss the fourth quarter 2020 financial results after market close on Monday, March 29, 2021 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investor.seer.bio. The webcast will be archived and available for replay for at least 90 days after the event.

About Seer
Seer is a life sciences company focused on enabling exceptional scientific outcomes by commercializing transformative products that will drive breakthrough ideas by unlocking the deep, unbiased biological information that can make them a reality. Seer is developing its Proteograph™ Product Suite, which is an integrated solution consisting of consumables, automation instrumentation and proprietary software that performs deep, unbiased proteomics analysis at scale in a matter of hours. Seer designed the Proteograph Product Suite to be efficient and easy-to-use, leveraging widely adopted laboratory instrumentation to provide a decentralized solution that is broadly available to life sciences researchers. Seer’s Proteograph Product Suite is for research use only and is not intended for diagnostic procedures. For more information, please visit www.seer.bio.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including but not limited to statements regarding our timing and ability to enable unbiased, deep and rapid proteomics available at scale. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K, to be filed with the SEC on March 29, 2021, and other documents the Company subsequently files with the SEC from time to time. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:
Carrie Mendivil
investor@seer.bio

Media Contact:

Karen Possemato
pr@seer.bio

Seer, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2020		2019	2020	2019

Revenue	$336		$58	$656	$116

Operating expenses:
Research and development	5,422		3,813	18,942	12,393
General and administrative	7,955		1,643	15,363	4,606
Total operating expenses	13,377		5,456	34,305	16,999
Loss from operations	(13,041)		(5,398)	(33,649)	(16,883)
Other income (expense):
Interest income	105		253	883	850
Interest and other expense	—	—	(1)	(9)	(5)
Net loss	$(12,936)		$(5,146)	$(32,775)	$(16,038)

Net loss per share attributable to common stockholders, basic and diluted	$(0.54)		$(0.63)	$(2.48)	$(2.31)
Weighted-average common shares outstanding, basic and diluted	23,893,201		8,169,883	13,216,657	6,952,419

Seer, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$333,585	$17,485
Investments	98,278	68,535
Inventory	551	—
Other receivables	163	326
Other receivables, related parties	99	—
Prepaid expenses and other current assets	452	460
Total current assets	433,128	86,806
Property and equipment, net	8,441	5,687
Restricted cash	343	343
Other assets	407	400
TOTAL ASSETS	$442,319	$93,236
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,115	$701
Accrued expenses	5,543	2,769
Deferred revenue	250	175
Deferred rent, current	186	170
Total current liabilities	8,094	3,815
Deferred rent, net of current portion	1,899	1,673
Other noncurrent liabilities	717	69
Total liabilities	10,710	5,557
Commitments (Note 10)
Stockholders’ equity:
Convertible preferred stock	—	107,953
Preferred stock	—	—
Common stock	1	—
Additional paid-in capital	486,915	2,288
Accumulated other comprehensive income	54	24
Accumulated deficit	(55,361)	(22,586)
Total stockholders’ equity	431,609	87,679
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$442,319	$93,236